FOR IMMEDIATE RELEASE	STERLING BANCORP CONTACT:
October 21, 2020	Emlen Harmon, SVP - Director of Investor Relations
212.309.7646
http://www.sterlingbancorp.com
Sterling Bancorp announces results for the third quarter of 2020 with diluted income per share available to common stockholders of $0.43 (as reported) and $0.45 (as adjusted)
Key Performance Highlights for the third quarter of 2020
▪Adjusted PPNR excluding accretion income1, 2 of $123.3 million; growth of 8.3% over linked quarter.
▪Net interest margin excluding accretion income1 of 3.10%, an increase of five basis points (“bps”) over the linked quarter.
▪Total commercial loans were $20.3 billion, an increase of 11.7% over a year ago.
▪Total deposits increased to $24.3 billion and the cost of total deposits was 31 bps, a decrease of 17 bps relative to the linked quarter. Utilized excess liquidity to reduce wholesale borrowings by $1.0 billion. Cost of total funding liabilities decreased by 21 bps to 42 bps.
▪Adjusted non-interest expense1 was $105.8 million, a decrease of $2.0 million relative to the linked quarter. Severance expense was $2.2 million.
▪NPLs decreased by $79.8 million to $180.9 million; ACL / total loans of 1.46% and ACL / NPLs of 180.2%.
▪Total loan payment deferrals were $466.2 million, which represented 2.1% of total portfolio loans.
▪TCE / TA1 was 9.15% and tangible book value per common share1 was $13.57, an increase of 5.2% over a year ago
▪Declared dividend per common share of $0.07.
▪Entered into agreement to sell $267.6 million of PPP loans; anticipated to close in October 2020.
▪Reinstated common stock repurchase program in Q4 2020.
Results for the Three Months ended September 30, 2020 vs. September 30, 2019

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	9/30/2019	9/30/2020	Change % / bps	9/30/2019	9/30/2020	Change % / bps
Total assets	$30,077,665	$30,617,722	1.8%	$30,077,665	$30,617,722	1.8%
Total portfolio loans, gross	20,830,163	22,281,940	7.0	20,830,163	22,281,940	7.0
Total deposits	21,579,324	24,255,333	12.4	21,579,324	24,255,333	12.4
PPNR[1,2]	168,696	126,687	(24.9)	131,944	123,286	(6.6)
Net income available to common	120,465	82,438	(31.6)	105,629	87,682	(17.0)
Diluted EPS available to common	0.59	0.43	(27.1)	0.52	0.45	(13.5)
Net interest margin	3.36%	3.19%	(17)	3.42%	3.24%	(18)
Tangible book value per common share[1]	$12.90	$13.57	5.2	$12.90	$13.57	5.2
Results for the Three Months ended September 30, 2020 vs. June 30, 2020

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	6/30/2020	9/30/2020	Change % / bps	6/30/2020	9/30/2020	Change % / bps
PPNR[1,2]	$114,508	$126,687	10.6	$113,832	$123,286	8.3
Net income available to common	48,820	82,438	68.9	56,926	87,682	54.0
Diluted EPS available to common	0.25	0.43	72.0	0.29	0.45	55.2
Net interest margin	3.15%	3.19%	4	3.20%	3.24%	4
Operating efficiency[3]	52.2	48.5	(370)	45.1	43.1	(200)
Allowance for credit losses (“ACL”) - loans	$365,489	$325,943	(10.8)	$365,489	$325,943	(10.8)
ACL to portfolio loans	1.64%	1.46%	(18)	1.64%	1.46%	(18)
ACL to NPLs	140.2	180.2	40	140.2	180.2	40
Tangible book value per common share[1]	$13.17	$13.57	3.0	$13.17	$13.57	3.0

1. Non-GAAP / as adjusted measures are defined in the non-GAAP tables beginning on page 18.
2. PPNR represents pretax pre-provision net revenue. PPNR and PPNR excluding accretion income are non-GAAP measures and are measured as net interest income plus non-interest income less operating expenses before tax.
3. Operating efficiency ratio is a non-GAAP measure. See page 20 for an explanation of the operating efficiency ratio.

PEARL RIVER, N.Y. – October 21, 2020 – Sterling Bancorp (NYSE: STL) (the “Company”), the parent company of Sterling National Bank (the “Bank”), today announced results for the three and nine months ended September 30, 2020. Net income available to common stockholders for the three months ended September 30, 2020 was $82.4 million, or $0.43 per diluted share, compared to net income available to common stockholders of $48.8 million, or $0.25 per diluted share, for the linked quarter ended June 30, 2020, and net income available to common stockholders of $120.5 million, or $0.59 per diluted share, for the three months ended September 30, 2019.

Net income available to common stockholders for the nine months ended September 30, 2020 was $143.4 million, or $0.74 per diluted share, compared to net income available to common stockholders of $314.4 million, or $1.51 per diluted share, for the nine months ended September 30, 2019.

President’s Comments
Jack Kopnisky, President and Chief Executive Officer, commented: “We have continued to work through this challenging operating environment, focusing on our top priorities of providing superior service to our clients and growing our business. The dedication of our colleagues, diversification of our business and high quality of our loan and deposit relationships is evident in our results. Through these unprecedented times, we have demonstrated strong profitability, managed our earning assets and funding liabilities, proactively addressed troubled credits, supported borrowers through various loan modification and assistance programs, and have continued to grow our tangible capital and tangible book value per common share.

“Our profitability remains strong, as our adjusted PPNR excluding accretion income, was $123.3 million, an increase of 8.3% relative to the linked quarter. Our adjusted net income available to common stockholders was $87.7 million, or $0.45 per diluted share. For the quarter ended September 30, 2020, provision for credit losses - portfolio loans was $31.0 million. As of September 30, 2020, our allowance for credit losses - portfolio loans was $325.9 million, or 1.46% of total loans and 180.2% of non-performing loans.

“We continue to effectively manage our balance sheet against a challenging interest rate environment. Our total deposits were $24.3 billion and core deposit growth was $658.8 million over the linked quarter. We substantially reduced our funding costs, as our cost of total deposits declined 17 basis points and our cost of total funding liabilities declined 21 basis points. Business development and loan origination activities have begun to recover. Total commercial loans grew to $20.3 billion, an increase of 11.7% over last year. Although we continued to experience pressure on earning asset yields, our balance sheet actions allowed us to grow our net interest income by $4.5 million relative to the linked quarter and increase our tax equivalent net interest margin excluding accretion income by five basis points to 3.10%.

“Our adjusted non-interest expenses were $105.8 million and our adjusted operating efficiency ratio was 43.1%. Operating expenses included severance compensation of $2.2 million, which was mainly related to a staffing model redesign program in our financial centers. Total FTEs decreased from 1,617 at June 30, 2020 to 1,466 at September 30, 2020. We constantly evaluate our businesses and operations to identify opportunities to become more efficient.

“Our top priority continues to be to work with clients and address credit issues early. As of September 30, 2020, the majority of our clients on loan payment deferrals as of the prior quarter had resumed making payments; total loan payment deferrals decreased to $466.2 million and were 2.1% of total portfolio loans. In the third quarter, we also sold our small balance transportation finance loans and the majority of our non-performing residential mortgage loans. These transactions included assets that did not meet our risk-adjusted return targets and were not core to our strategy.

“We have a strong capital position, as our tangible common equity to tangible assets ratio increased 33 basis points in the third quarter and was 9.15% and our Tier 1 leverage ratio was 9.93%. We declared our regular dividend of $0.07 on our common stock, payable on November 16, 2020 to holders of record as of November 2, 2020. We also reinstated our common stock repurchase program in the fourth quarter of 2020; the program had 16.7 million shares available for repurchase as of September 30, 2020.

“We recently announced several technology and digital initiatives that will augment our Brio Direct deposit platform and position us for continued growth. These included launching our Banking as a Service program, our strategic alliance with Cashfac for automated deposit account opening tools and implementing Skye, our automated client service agent. We are investing for the future, and are confident that these investments will drive scalable and efficient growth in our business and revenues.

“Finally, I would like to thank our clients, shareholders, and colleagues, particularly those colleagues who operate and maintain our financial centers, call centers, and other essential operations, all of whom have exhibited extraordinary resilience through these trying times. The dedication and hard work of our colleagues will position us well to emerge from these events as a better company.”

Reconciliation of GAAP Results to Adjusted Results (non-GAAP)
The Company’s GAAP net income available to common stockholders of $82.4 million, or $0.43 per diluted share, for the third quarter of 2020, included the following items:

▪a pre-tax gain of $642 thousand on the sale of investment securities;
▪a pre-tax loss of $6.2 million related to the early redemption of $450.0 million of Federal Home Loan Bank (“FHLB”) borrowings; and
▪the pre-tax amortization of non-compete agreements and acquired customer list intangible assets of $172 thousand.
Excluding the impact of these items, adjusted net income available to common stockholders was $87.7 million, or $0.45 per diluted share, for the three months ended September 30, 2020. Our estimated annual effective income tax rate for the third quarter of 2020 is 12.5%.
Non-GAAP financial measures include references to the terms “adjusted” or “excluding”. See the reconciliation of the Company’s non-GAAP financial measures beginning on page 18.
Net Interest Income and Margin

($ in thousands)	For the three months ended			Change % / bps
	9/30/2019	6/30/2020	9/30/2020	Y-o-Y	Linked Qtr
Interest and dividend income	$295,209	$253,226	$244,658	(17.1)%	(3.4)%
Interest expense	71,888	39,927	26,834	(62.7)	(32.8)
Net interest income	$223,321	$213,299	$217,824	(2.5)	2.1

Accretion income on acquired loans	$17,973	$10,086	$9,172	(49.0)%	(9.1)%
Yield on loans	4.97%	4.03%	3.82%	(115)	(21)
Tax equivalent yield on investment securities[4]	2.85	3.05	3.09	24	4
Tax equivalent yield on interest earning assets[4]	4.50	3.79	3.63	(87)	(16)
Cost of total deposits	0.92	0.48	0.31	(61)	(17)
Cost of interest bearing deposits	1.16	0.61	0.40	(76)	(21)
Cost of borrowings	2.41	2.26	1.95	(46)	(31)
Cost of interest bearing liabilities	1.40	0.78	0.53	(87)	(25)
Total cost of funding liabilities[5]	1.16	0.63	0.42	(74)	(21)
Tax equivalent net interest margin[6]	3.42	3.20	3.24	(18)	4

Average commercial loans	$17,596,552	$19,715,184	$20,090,445	14.2%	1.9%
Average loans, including loans held for sale	20,302,887	21,940,636	22,159,535	9.1	1.0
Average cash balances	304,820	455,626	424,249	39.2	(6.9)
Average investment securities	5,439,886	4,630,056	4,392,864	(19.2)	(5.1)
Average total interest earning assets	26,354,394	27,240,114	27,163,337	3.1	(0.3)
Average deposits and mortgage escrow	20,749,885	23,463,937	23,665,916	14.1	0.9

4. Tax equivalent basis represents interest income earned on tax exempt securities divided by the applicable federal tax rate of 21%.
5. Includes interest bearing liabilities and non-interest bearing deposits.
6. Tax equivalent net interest margin is equal to net interest income plus the tax equivalent adjustment for tax exempt securities divided by average interest earning assets. The tax equivalent adjustment is assumed at a 21% federal tax rate in all periods presented.

Third quarter 2020 compared with third quarter 2019
Net interest income was $217.8 million for the quarter ended September 30, 2020, a decrease of $5.5 million compared to the third quarter of 2019. This was mainly due to a decline in accretion income on acquired loans. Other key components of changes in net interest income were the following:
▪The yield on loans was 3.82% compared to 4.97% for the three months ended September 30, 2019. The decrease in yield on loans was mainly due to the decline in market interest rates. Accretion income on acquired loans was $9.2 million in the third quarter of 2020, compared to $18.0 million in the third quarter of 2019.
▪The tax equivalent yield on investment securities was 3.09% compared to 2.85% for the three months ended September 30, 2019. Average investment securities were $4.4 billion, or 16.2%, of average total interest earning assets for the third quarter of 2020 compared to $5.4 billion, or 20.6%, of average total interest earning assets for the third quarter of 2019. The increase in yield was mainly due to the sale of lower yielding securities in 2019.
▪In the third quarter of 2020, average cash balances were $424.2 million compared to $304.8 million in the third quarter of 2019. We have experienced higher levels of deposit inflows as a result of the pandemic. We used a portion of this excess liquidity to reduce wholesale borrowings.
▪The tax equivalent yield on interest earning assets decreased 87 basis points to 3.63% mainly due to changes in market rates of interest.
▪Total interest expense was $26.8 million, a decline of $45.1 million compared to the third quarter of 2019. This was mainly due to lower interest expense paid on deposits and repayment of higher cost FHLB borrowings.
▪The cost of total deposits was 31 basis points for the third quarter of 2020 compared to 92 basis points for the same period a year ago. The decrease was due to deposit pricing strategies we implemented in response to the declining interest rate environment.
▪The cost of borrowings was 1.95% for the third quarter of 2020 compared to 2.41% for the same period a year ago. The decrease was mainly due to the maturity and repayment of higher cost FHLB borrowings.
▪The total cost of interest bearing liabilities was 0.53% for the third quarter of 2020 compared to 1.40% for the same period a year ago. The decline was due to both changes in market rates of interest and changes in funding mix.
▪Average interest bearing deposits increased $1.8 billion during the third quarter of 2020 compared to the same period a year ago, due to growth generated by our commercial banking teams and financial centers. Average borrowings decreased $2.1 billion compared to the third quarter of 2019.
The tax equivalent net interest margin was 3.24% for the third quarter of 2020 compared to 3.42% for the third quarter of 2019. Excluding accretion income, tax equivalent net interest margin was 3.10% for the third quarter of 2020 compared to 3.15% for the third quarter of 2019.
Third quarter 2020 compared with linked quarter ended June 30, 2020
Net interest income increased $4.5 million for the quarter ended September 30, 2020 compared to the linked quarter. The increase was mainly due to a decrease in interest expense. Other key components of the changes in net interest income were the following:
▪The yield on loans was 3.82% compared to 4.03% for the linked quarter. The decrease was mainly due to a decline in market interest rates and the repricing of floating rate loans. Accretion income on acquired loans decreased $914 thousand to $9.2 million for the third quarter of 2020.
▪The average balance of commercial loans increased $375.3 million and the average balance of residential mortgage loans declined $144.0 million.
▪The total balance outstanding of Paycheck Protection Program (“PPP”) loans was $649.0 million at the end of the third quarter of 2020. We recognized $1.5 million in PPP loan fees as interest income in the third quarter of 2020, compared to $4.3 million in the linked quarter.
▪The tax equivalent yield on investment securities was 3.09% compared to 3.05% for the linked quarter. The increase in yield was mainly due to the mix of securities.
▪The tax equivalent yield on interest earning assets was 3.63% compared to 3.79% in the linked quarter as maturing loans are repricing to market and mortgage warehouse and public sector finance loans are increasing relative to the rest of the portfolio.
▪The cost of total deposits decreased 17 basis points to 31 basis points, mainly due to improving conditions in our deposit markets and our deposit pricing strategies.
▪The total cost of borrowings decreased 31 basis points to 1.95%, mainly due to the repayment of higher cost FHLB borrowings and the redemption of our senior notes.
▪Average deposits and mortgage escrow increased by $202.0 million and average borrowings decreased by $353.1 million relative to the linked quarter.
▪Total interest expense decreased $13.1 million from the linked quarter as a result of continued repricing of deposits, maturity of the senior notes acquired in the merger with Astoria Financial Corporation (“Astoria”) and repayment of higher cost FHLB borrowings.
The tax equivalent net interest margin was 3.24% compared to 3.20% in the linked quarter. Excluding accretion income on acquired loans, tax equivalent net interest margin increased five basis points to 3.10%.

Non-interest Income

($ in thousands)	For the three months ended			Change %
	9/30/2019	6/30/2020	9/30/2020	Y-o-Y	Linked Qtr
Deposit fees and service charges	$6,582	$5,345	$5,960	(9.5)%	11.5%
Accounts receivable management / factoring commissions and other related fees	6,049	4,419	5,393	(10.8)%	22.0%
Bank owned life insurance (“BOLI”)	8,066	4,950	5,363	(33.5)%	8.3%
Loan commissions and fees	6,285	8,003	7,290	16.0%	(8.9)%
Investment management fees	1,758	1,379	1,735	(1.3)%	25.8%
Net gain on sale of securities	6,882	485	642	(90.7)%	32.4%
Gain on termination of pension plan	12,097	—	—	NM	NM
Other	4,111	1,509	1,842	(55.2)%	22.1%
Total non-interest income	51,830	26,090	28,225	(45.5)%	8.2%
Net gain on sale of securities	6,882	485	642	(90.7)%	32.4%
Gain on termination of pension plan	12,097	—	—	NM	NM
Adjusted non-interest income	$32,851	$25,605	$27,583	(16.0)%	7.7%

Third quarter 2020 compared with third quarter 2019
Adjusted non-interest income decreased $5.3 million in the third quarter of 2020 to $27.6 million, compared to $32.9 million in the same quarter last year. The change was mainly due to lower BOLI income and lower swap fees. In the three months ended September 30, 2019 we restructured the BOLI assets acquired in the merger with Astoria by reallocating funds to more diversified investment asset classes. Loan swap fees, which are included in other income, declined $2.5 million.
In the third quarter of 2020, we realized a gain of $642 thousand on the sale of investment securities compared to $6.9 million in the year earlier period.
In the third quarter of 2019, we realized a gain on termination of pension plan of $12.1 million upon the termination and full settlement of the Astoria defined benefit pension plan.

Third quarter 2020 compared with linked quarter ended June 30, 2020
Adjusted non-interest income increased approximately $2.0 million relative to the linked quarter to $27.6 million. The majority of fee income line items started to recover in the third quarter due to higher transaction activity, mainly driven by increases in accounts receivable management / factoring commissions and other related fees. Loan commissions and fees, which are closely linked to loan origination activity declined compared to the second quarter due to lower syndication fees.

Non-interest Expense

($ in thousands)	For the three months ended			Change % / bps
	9/30/2019	6/30/2020	9/30/2020	Y-o-Y	Linked Qtr
Compensation and benefits	$52,850	$54,668	$55,960	5.9%	2.4%
Stock-based compensation plans	4,565	5,913	5,869	28.6	(0.7)
Occupancy and office operations	15,836	14,695	14,722	(7.0)	0.2
Information technology	8,545	7,312	8,422	(1.4)	15.2
Amortization of intangible assets	4,785	4,200	4,200	(12.2)	—
FDIC insurance and regulatory assessments	3,194	3,638	3,332	4.3	(8.4)
Other real estate owned (“OREO”), net	79	1,233	151	91.1	(87.8)
Loss on extinguishment of borrowings	—	9,723	6,241	—	(35.8)
Other expenses	16,601	23,499	20,465	23.3	(12.9)
Total non-interest expense	$106,455	$124,881	$119,362	12.1	(4.4)
Full time equivalent employees (“FTEs”) at period end	1,689	1,617	1,466	(13.2)	(9.3)
Financial centers at period end	87	78	78	(10.3)	—
Operating efficiency ratio, as reported[8]	38.7%	52.2%	48.5%	980	(370)
Operating efficiency ratio, as adjusted[8]	39.1	45.1	43.1	400	(200)
8 See a reconciliation of non-GAAP financial measures beginning on page 18.

Third quarter 2020 compared with third quarter 2019
Total non-interest expense increased $12.9 million relative to the third quarter of 2019. Key components of the change in non-interest expense between the periods were the following:
▪Compensation and benefits increased $3.1 million between the periods, mainly due to severance costs of for displaced personnel incurred in the third quarter of 2020 in the amount of $2.2 million. Total FTEs declined to 1,466 from 1,689, which was mainly related to a financial center staffing model redesign. Decreases in financial center personnel have been offset by hiring of information technology, and risk management personnel.
▪Occupancy and office operations expense decreased $1.1 million, mainly due to the consolidation of financial centers and other back-office locations. We consolidated 9 financial centers in the past twelve months.
▪Loss on extinguishment of borrowings in the third quarter of 2020 was incurred in connection with the repayment of $450.0 million of FHLB advances.
▪Other expenses increased $3.9 million to $20.5 million, mainly due to $3.1 million of depreciation expense on operating leases acquired in the fourth quarter of 2019. The remainder of the increase was mainly due to an increase in other post-retirement expense.
Third quarter 2020 compared with linked quarter ended June 30, 2020
Total non-interest expense decreased $5.5 million to $119.4 million in the third quarter of 2020. Key components of the change in non-interest expense were the following:
▪Compensation and benefits increased $1.3 million to $56.0 million in the third quarter of 2020. The increase was mainly due to severance costs discussed above.
▪Information technology increased $1.1 million to $8.4 million in the third quarter of 2020. The increase was mainly due to amortization of investments related to various back-office automation and digital loan and deposit product initiatives.
▪Loss on extinguishment of borrowings in the quarter ended June 30, 2020 was incurred in connection with the repayment of $500.0 million of FHLB advances.
▪Other expenses declined by $3.0 million, mainly as pandemic-related operating expense of $3.7 million did not recur in the third quarter of 2020.

Taxes
We recorded income tax expense of $12.3 million in the third quarter of 2020, compared to income tax expense of $7.1 million in the linked quarter and income tax expense of $32.5 million in the year earlier period. For the three months ended September 30, 2020 and June 30, 2020, we recorded income tax expense at an estimated effective income tax rate of 12.5%. For the three months ended September 30, 2019 we recorded income tax expense at an estimated effective income tax rate of 21.0%.

Our estimated effective income tax rate for full year 2020 prior to discrete items is 12.5%. Discrete items will include the impact of vesting of stock-based compensation and net operating loss provisions of the CARES Act. Our actual income tax rate for the full year 2020 is anticipated to be between 9.0% and 10.0%.

Key Balance Sheet Highlights as of September 30, 2020

($ in thousands)	As of			Change % / bps
	9/30/2019	6/30/2020	9/30/2020	Y-o-Y	Linked Qtr
Total assets	$30,077,665	$30,839,893	$30,617,722	1.8%	(0.7)%
Total portfolio loans, gross	20,830,163	22,295,267	22,281,940	7.0	(0.1)
Commercial & industrial (“C&I”) loans	7,792,569	9,166,744	9,331,717	19.8	1.8
Commercial real estate loans (including multi-family)	9,977,839	10,402,897	10,377,282	4.0	(0.2)
Acquisition, development and construction (“ADC”) loans	433,883	572,558	633,166	45.9	10.6
Total commercial loans	18,204,291	20,142,199	20,342,165	11.7	1.0
Residential mortgage loans	2,370,216	1,938,212	1,739,563	(26.6)	(10.2)
BOLI	609,720	620,908	625,236	2.5	0.7
Core deposits[9]	20,296,395	21,904,429	22,563,276	11.2	3.0
Total deposits	21,579,324	23,600,621	24,255,333	12.4	2.8
Municipal deposits (included in core deposits)	2,234,630	1,724,049	2,397,072	7.3	39.0
Investment securities, net	5,047,011	4,545,579	4,201,350	(16.8)	(7.6)
Total borrowings	3,174,224	2,014,259	993,535	(68.7)	(50.7)
Loans to deposits	96.5%	94.5%	91.9%	(460)	(260)
Core deposits to total deposits	94.1	92.8	93.0	(110)	20
Investment securities, net to earning assets	19.1	16.7	15.6	(350)	(110)
9 Core deposits include retail, commercial and municipal transaction, money market, savings accounts and certificates of deposit accounts, and reciprocal Certificate of Deposit Account Registry balances and exclude brokered and wholesale deposits.

Highlights in balance sheet items as of September 30, 2020 were the following:
▪C&I loans (which includes traditional C&I, PPP, asset-based lending, payroll finance, warehouse lending, factored receivables, equipment financing and public sector finance loans) represented 41.8% of total portfolio loans; commercial real estate loans (which include multi-family loans) represented 46.6% of total portfolio loans; consumer and residential mortgage loans combined represented 8.7% of total portfolio loans; and ADC loans represented 2.9% of total portfolio loans, respectively. At September 30, 2019, C&I loans represented 37.4%; commercial real estate loans represented 47.9%; consumer and residential mortgage loans combined represented 12.6%; and ADC loans represented 2.1% of total portfolio loans, respectively. In the third quarter of 2020 we sold $106.2 million of equipment finance loans, which represented the remaining balance of our small balance transportation finance loans.
▪Residential mortgage loans were $1.7 billion at September 30, 2020, a decline of $198.6 million from the linked quarter and a decline of $630.7 million from the same period a year ago. In the third quarter of 2020, we sold non-performing residential mortgage-loans with a net book value of $53.2 million.
▪The balance of BOLI increased by $4.3 million relative to the prior quarter and was $625.2 million at September 30, 2020.
▪Core deposits at September 30, 2020 were $22.6 billion and increased $658.8 million compared to June 30, 2020, and increased $2.3 billion compared to September 30, 2019. The growth was mainly due to successful commercial banking and financial center deposit gathering strategies and the increase in deposits that has occurred since the outset of the pandemic.
▪Total deposits at September 30, 2020 increased $654.7 million compared to June 30, 2020, and total deposits increased

$2.7 billion compared to September 30, 2019. The increase was mainly due to the same factors as the change in core deposits.
▪Municipal deposits at September 30, 2020 were $2.4 billion, an increase of $673.0 million relative to June 30, 2020. The increase was associated with seasonal tax collections by local municipalities.
▪Investment securities, net decreased by $344.2 million from June 30, 2020 and $845.7 million from September 30, 2019, and represented 15.6% of earning assets at September 30, 2020. In the third quarter we sold securities from our held to maturity portfolio that had demonstrated significant credit deterioration since the date of purchase.
▪Total borrowings at September 30, 2020 were $993.5 million, a decrease of $1.0 billion relative to June 30, 2020 and $2.2 billion relative to September 30, 2019. The sale of securities and deposit inflows allowed us to reduce borrowings. Included in total borrowings at September 30, 2020 was $117.5 million from the Federal Reserve Bank PPP Liquidity Facility, which represented a decline of $450.9 million compared to June 30, 2020.

Credit Quality

($ in thousands)	For the three months ended			Change % / bps
	9/30/2019	6/30/2020	9/30/2020	Y-o-Y	Linked Qtr
Provision for credit losses	$13,700	$56,606	$31,000	126.3%	(45.2)%
Net charge-offs	13,629	17,561	70,546	417.6	301.7
Allowance for credit losses (“ACL”) - loans	104,735	365,489	325,943	211.2	(10.8)
Loans 30 to 89 days past due accruing	64,756	66,268	68,979	6.5	4.1
Non-performing loans	190,966	260,605	180,851	(5.3)	(30.6)
Annualized net charge-offs to average loans	0.27%	0.32%	1.27%	100	95
Special mention loans	136,972	141,805	204,267	49.1	44.0
Substandard loans	277,975	415,917	375,427	35.1	(9.7)
ACL - loans to total loans	0.50	1.64	1.46	96	(18)
ACL - loans to non-performing loans	54.8	140.2	180.2	12,540	4,000
For the three months ended September 30, 2020, provision for credit losses on portfolio loans was $31.0 million, which was $39.5 million less than net charge-offs. The provision for credit losses was based on our reasonable and supportable forecasts of future macroeconomic scenarios used to estimate expected credit losses. ACL - loans was $325.9 million, or 1.46% of total portfolio loans compared to 1.64% at June 30, 2020, and increased to 180.2% of non-performing loans from 140.2% at June 30, 2020.
Net charge-offs were $70.5 million in the third quarter of 2020. We sold $53.2 million of non-performing residential mortgage loans and $106.2 million of small balance transportation finance loans in the period, which resulted in aggregate charge-offs of $57.4 million. These charge-offs had been previously reserved at June 30, 2020 in our ACL - loans. Other net charge-offs in the third quarter were $13.1 million, and consisted mainly of asset-based lending loans, factored receivables, traditional C&I and commercial real estate loans.
Non-performing loans declined by $79.8 million to $180.9 million at September 30, 2020 compared to the linked quarter. Loans 30 to 89 days past due were $69.0 million an increase of $2.7 million over the linked quarter.

At September 30, 2020, loan payment deferrals declined significantly from the second quarter end as pandemic restrictions have been lifted and the businesses of commercial borrowers have proven more resilient than initially expected. The outstanding balances of loans under a full payment deferral were the following for the periods shown:

($ in millions)	6/30/2020		9/30/2020		Change
	Amount	Percentage	Amount	Percentage
Traditional C&I	$213	6.3%	$23	0.7%	$(190)
Commercial finance	237	14.1	77	4.9	(160)
Commercial real estate	749	12.9	140	2.4	(609)
Multi-family	198	4.3	38	0.8	(160)
ADC	17	3.0	—	—	(17)
Total commercial	1,414	7.0	278	1.4	(1,136)
Residential	293	15.1	176	10.1	(117)
Consumer	19	9.0	12	6.2	(7)
Total	$1,726	7.7%	$466	2.1%	$(1,260)

Note: commercial finance includes asset-based lending, equipment finance, factored receivables, mortgage warehouse lending, payroll finance and public sector finance loans. Note there were no deferrals of asset-based lending, factored receivables, mortgage warehouse lending or public sector finance loans for either period. There were no payroll finance loan deferrals at September 30, 2020.
Capital

($ in thousands, except share and per share data)	As of			Change % / bps
	9/30/2019	6/30/2020	9/30/2020	Y-o-Y	Linked Qtr
Total stockholders’ equity	$4,520,967	$4,484,187	$4,557,785	0.8%	1.6%
Preferred stock	137,799	137,142	136,917	(0.6)	(0.2)
Goodwill and other intangible assets	1,772,963	1,785,446	1,781,246	0.5	(0.2)
Tangible common stockholders’ equity [10]	$2,610,205	$2,561,599	$2,639,622	1.1	3.0
Common shares outstanding	202,392,884	194,458,805	194,458,841	(3.9)	—
Book value per common share	$21.66	$22.35	$22.73	4.9	1.7
Tangible book value per common share [10]	12.90	13.17	13.57	5.2	3.0
Tangible common equity as a % of tangible assets [10]	9.22%	8.82%	9.15%	(7)	33
Est. Tier 1 leverage ratio - Company	9.78	9.51	9.93	15	42
Est. Tier 1 leverage ratio - Company fully implemented	—	9.14	9.59	N/A	45
Est. Tier 1 leverage ratio - Bank	10.08	10.09	10.48	40	39
Est. Tier 1 leverage ratio - Bank fully implemented	—	9.69	10.13	N/A	44

[10] See a reconciliation of non-GAAP financial measures beginning on page 18.

Total stockholders’ equity increased $73.6 million to $4.6 billion as of September 30, 2020 compared to $4.5 billion as of June 30, 2020. For the third quarter of 2020, net income $84.4 million and stock-based compensation activity that totaled $5.7 million and was partially offset by common dividends of $13.5 million, preferred dividends of $2.2 million and an other comprehensive loss of $744 thousand.

We elected the five-year transition provision to delay for two years the full impact of the Current Expected Credit Losses (“CECL”) methodology on regulatory capital, followed by a three-year transition period. The September 30, 2020 fully implemented ratio data reflects the full impact of CECL and excludes the benefits of phase-ins.

Total goodwill and other intangible assets were $1.8 billion at September 30, 2020, a decrease of $4.2 million compared to June 30, 2020, which was due to amortization.

Basic and diluted weighted average common shares outstanding were relatively unchanged during the third quarter as stock option exercises were offset by shares returned in payment of taxes on vested awards. Total common shares outstanding at September 30, 2020 were approximately 194.5 million.

Tangible book value per common share was $13.57 at September 30, 2020, which represented an increase of 5.2% compared to a year ago.

Conference Call Information
Sterling Bancorp will host a teleconference and webcast on Thursday, October 22, 2020 at 8:00 AM Eastern Time to discuss the Company’s results. Analysts, investors and interested parties are invited to listen to the webcast and view accompanying slides on the Company’s website at www.sterlingbancorp.com or by dialing (800) 263-0877 Conference ID 8762366. A replay of the teleconference can be accessed through the Company’s website.

About Sterling Bancorp
Sterling Bancorp, whose principal subsidiary is Sterling National Bank, specializes in the delivery of services and solutions to business owners, their families and consumers within the communities it serves through teams of dedicated and experienced relationship managers. Sterling National Bank offers a complete line of commercial, business, and consumer banking products and services. For more information, visit the Sterling Bancorp website at www.sterlingbancorp.com.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may concern Sterling Bancorp’s current expectations about its future results, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset levels, asset quality, financial position, plans, operations and prospects. Forward-looking statements involve certain risks, including the effects of the novel coronavirus disease (COVID-19), which include, but are not limited to, the federal, state and local government actions and reactions to COVID-19, the health of our staff and that of our clients, the continuity of our, our clients’ and our third party providers’ operations, the increased likelihood of cyber and payment fraud risk, the continued ability of our borrowers to repay their loans throughout and following the pandemic, the potential decline in collateral values resulting from COVID-19 and its effects, and the resulting impact upon our financial position, results of operations, cash flows and our outlook, as well as the following: business disruption; a failure to grow revenues faster than we grow expenses; a deterioration in general economic conditions, either nationally, internationally, or in our market areas, including extended declines in the real estate market and constrained financial markets; inflation; the effects of, and changes in, trade; changes in asset quality and credit risk; introduction, withdrawal, success and timing of business initiatives; capital management activities; customer disintermediation; and the success of Sterling Bancorp in managing those risks. Other factors that could cause Sterling Bancorp’s actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of Sterling Bancorp’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made and we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Financial information contained in this release should be considered to be an estimate pending the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2020. While the Company is not aware of any need to revise the results disclosed in this release, accounting literature may require information received by management between the date of this release and the filing of the Quarterly Report on Form 10-Q to be reflected in the results of the fiscal period, even though the new information was received by management subsequent to the date of this release.

Sterling Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(unaudited, in thousands, except share and per share data)

	9/30/2019	12/31/2019	9/30/2020
Assets:
Cash and cash equivalents	$545,603	$329,151	$437,558
Investment securities, net	5,047,011	5,075,309	4,201,350
Loans held for sale	4,627	8,125	36,826
Portfolio loans:
Commercial and industrial (“C&I”)	7,792,569	8,232,719	9,331,717
Commercial real estate (including multi-family)	9,977,839	10,295,518	10,377,282
Acquisition, development and construction (“ADC”) loans	433,883	467,331	633,166
Residential mortgage	2,370,216	2,210,112	1,739,563
Consumer	255,656	234,532	200,212
Total portfolio loans, gross	20,830,163	21,440,212	22,281,940
Allowance for credit losses	(104,735)	(106,238)	(325,943)
Total portfolio loans, net	20,725,428	21,333,974	21,955,997
FHLB and Federal Reserve Bank Stock, at cost	276,929	251,805	167,293
Accrued interest receivable	104,881	100,312	102,379
Premises and equipment, net	238,723	227,070	217,481
Goodwill	1,657,814	1,683,482	1,683,482
Other intangibles	115,149	110,364	97,764
BOLI	609,720	613,848	625,236
Other real estate owned	13,006	12,189	6,919
Other assets	738,774	840,868	1,085,437
Total assets	$30,077,665	$30,586,497	$30,617,722
Liabilities:
Deposits	$21,579,324	$22,418,658	$24,255,333
FHLB borrowings	2,800,907	2,245,653	397,000
Paycheck Protection Program Lending Facility	—	—	117,497
Other borrowings	26,544	22,678	35,223
Senior notes	173,652	173,504	—
Subordinated notes - Company	—	270,941	270,445
Subordinated notes - Bank	173,121	173,182	173,370
Mortgage escrow funds	84,595	58,316	84,031
Other liabilities	718,555	693,452	727,038
Total liabilities	25,556,698	26,056,384	26,059,937
Stockholders’ equity:
Preferred stock	137,799	137,581	136,917
Common stock	2,299	2,299	2,299
Additional paid-in capital	3,762,046	3,766,716	3,761,216
Treasury stock	(501,814)	(583,408)	(660,312)
Retained earnings	1,075,503	1,166,709	1,229,799
Accumulated other comprehensive income	45,134	40,216	87,866
Total stockholders’ equity	4,520,967	4,530,113	4,557,785
Total liabilities and stockholders’ equity	$30,077,665	$30,586,497	$30,617,722

Shares of common stock outstanding at period end	202,392,884	198,455,324	194,458,841
Book value per common share	$21.66	$22.13	$22.73
Tangible book value per common share[1]	12.90	13.09	13.57
[1] See reconciliation of non-GAAP financial measures beginning on page 18.

.
Sterling Bancorp and Subsidiaries
CONSOLIDATED INCOME STATEMENTS
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended			For the Nine Months Ended
	9/30/2019	6/30/2020	9/30/2020	9/30/2019	9/30/2020
Interest and dividend income:
Loans and loan fees	$254,414	$219,904	$213,009	$772,992	$668,352
Securities taxable	21,977	18,855	18,623	74,456	58,107
Securities non-taxable	13,491	12,831	12,257	42,771	38,085
Other earning assets	5,327	1,636	769	16,847	6,867
Total interest and dividend income	295,209	253,226	244,658	907,066	771,411
Interest expense:
Deposits	48,330	28,110	18,251	142,454	92,142
Borrowings	23,558	11,817	8,583	73,946	36,374
Total interest expense	71,888	39,927	26,834	216,400	128,516
Net interest income	223,321	213,299	217,824	690,666	642,895
Provision for credit losses - loans	13,700	56,606	31,000	35,400	224,183
Provision for credit losses - held to maturity securities	—	—	(1,000)	—	703
Net interest income after provision for credit losses	209,621	156,693	187,824	655,266	418,009
Non-interest income:
Deposit fees and service charges	6,582	5,345	5,960	19,891	17,928
Accounts receivable management / factoring commissions and other related fees	6,049	4,419	5,393	17,265	15,349
BOLI	8,066	4,950	5,363	15,900	15,331
Loan commissions and fees	6,285	8,003	7,290	15,431	26,317
Investment management fees	1,758	1,379	1,735	5,708	4,960
Net gain on sale of securities	6,882	485	642	(6,830)	9,539
Net gain on security calls	—	—	—	—	4,880
Gain on sale of residential mortgage loans	—	—	—	8,313	—
Gain on termination of pension plan	12,097	—	—	12,097	—
Other	4,111	1,509	1,842	10,710	7,337
Total non-interest income	51,830	26,090	28,225	98,485	101,641
Non-interest expense:
Compensation and benefits	52,850	54,668	55,960	163,313	165,504
Stock-based compensation plans	4,565	5,913	5,869	14,293	17,788
Occupancy and office operations	15,836	14,695	14,722	48,477	44,616
Information technology	8,545	7,312	8,422	26,267	23,752
Amortization of intangible assets	4,785	4,200	4,200	14,396	12,600
FDIC insurance and regulatory assessments	3,194	3,638	3,332	9,526	10,176
Other real estate owned, net	79	1,233	151	754	1,436
Impairment related to financial centers and real estate consolidation strategy	—	—	—	14,398	—
Charge for asset write-downs, systems integration, retention and severance	—	—	—	3,344	—
Loss on extinguishment of borrowings	—	9,723	6,241	—	16,713
Other	16,601	23,499	20,465	53,619	66,371
Total non-interest expense	106,455	124,881	119,362	348,387	358,956
Income before income tax expense	154,996	57,902	96,687	405,364	160,694
Income tax expense	32,549	7,110	12,280	85,020	11,348
Net income	122,447	50,792	84,407	320,344	149,346
Preferred stock dividend	1,982	1,972	1,969	5,958	5,917
Net income available to common stockholders	$120,465	$48,820	$82,438	$314,386	$143,429
Weighted average common shares:
Basic	203,090,365	193,479,757	193,494,929	207,685,051	194,436,137
Diluted	203,566,582	193,604,431	193,715,943	208,108,575	194,677,020
Earnings per common share:
Basic earnings per share	$0.59	$0.25	$0.43	$1.51	$0.74
Diluted earnings per share	0.59	0.25	0.43	1.51	0.74
Dividends declared per share	0.07	0.07	0.07	0.21	0.21

Sterling Bancorp and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
End of Period	9/30/2019	12/31/2019	3/31/2020	6/30/2020	9/30/2020
Total assets	$30,077,665	$30,586,497	$30,335,036	$30,839,893	$30,617,722
Tangible assets [1]	28,304,702	28,792,651	28,545,390	29,054,447	28,836,476
Securities available for sale	3,061,419	3,095,648	2,660,835	2,620,624	2,419,458
Securities held to maturity, net	1,985,592	1,979,661	1,956,177	1,924,955	1,781,892
Loans held for sale[2]	4,627	8,125	8,124	44,437	36,826
Portfolio loans	20,830,163	21,440,212	21,709,957	22,295,267	22,281,940
Goodwill	1,657,814	1,683,482	1,683,482	1,683,482	1,683,482
Other intangibles	115,149	110,364	106,164	101,964	97,764
Deposits	21,579,324	22,418,658	22,558,280	23,600,621	24,255,333
Municipal deposits (included above)	2,234,630	1,988,047	2,091,259	1,724,049	2,397,072
Borrowings	3,174,224	2,885,958	2,598,698	2,014,259	993,535
Stockholders’ equity	4,520,967	4,530,113	4,422,424	4,484,187	4,557,785
Tangible common equity [1]	2,610,205	2,598,686	2,495,415	2,561,599	2,639,622
Quarterly Average Balances
Total assets	29,747,603	30,349,691	30,484,433	30,732,914	30,652,856
Tangible assets [1]	27,971,485	28,569,589	28,692,033	28,944,714	28,868,840
Loans, gross:
Commercial real estate (includes multi-family)	9,711,619	10,061,625	10,288,977	10,404,643	10,320,930
ADC	387,072	459,372	497,009	519,517	636,061
C&I:
Traditional C&I	2,435,644	2,399,901	2,470,570	3,130,248	3,339,872
Asset-based lending[3]	1,151,793	1,137,719	1,107,542	981,518	864,075
Payroll finance[3]	202,771	228,501	217,952	173,175	143,579
Warehouse lending[3]	1,180,132	1,307,645	1,089,576	1,353,885	1,550,425
Factored receivables[3]	248,150	258,892	229,126	188,660	163,388
Equipment financing[3]	1,191,944	1,430,715	1,703,016	1,677,273	1,590,855
Public sector finance[3]	1,087,427	1,189,103	1,216,326	1,286,265	1,481,260
Total C&I	7,497,861	7,952,476	8,034,108	8,791,024	9,133,454
Residential mortgage	2,444,101	2,284,419	2,152,440	2,006,400	1,862,390
Consumer	262,234	243,057	233,643	219,052	206,700
Loans, total[4]	20,302,887	21,000,949	21,206,177	21,940,636	22,159,535
Securities (taxable)	3,189,027	2,905,545	2,883,367	2,507,384	2,363,059
Securities (non-taxable)	2,250,859	2,159,391	2,163,206	2,122,672	2,029,805
Other interest earning assets	611,621	835,554	727,511	669,422	610,938
Total interest earning assets	26,354,394	26,901,439	26,980,261	27,240,114	27,163,337
Deposits:
Non-interest bearing demand	4,225,258	4,361,642	4,346,518	5,004,907	5,385,939
Interest bearing demand	4,096,744	4,359,767	4,616,658	4,766,298	4,688,343
Savings (including mortgage escrow funds)	2,375,882	2,614,523	2,800,021	2,890,402	2,727,475
Money market	7,341,822	7,681,491	7,691,381	8,035,750	8,304,834
Certificates of deposit	2,710,179	3,271,674	3,237,990	2,766,580	2,559,325
Total deposits and mortgage escrow	20,749,885	22,289,097	22,692,568	23,463,937	23,665,916
Borrowings	3,872,840	2,890,407	2,580,922	2,101,016	1,747,941
Stockholders’ equity	4,489,167	4,524,417	4,506,537	4,464,403	4,530,334
Tangible common stockholders’ equity [1]	2,575,199	2,606,617	2,576,558	2,538,842	2,609,179

[1] See a reconciliation of non-GAAP financial measures beginning on page 18.
[2] Loans held for sale mainly includes commercial syndication loans.
[3] Asset-based lending, payroll finance, warehouse lending, factored receivables, equipment finance and public sector finance comprise our commercial finance loan portfolio.
[4] Includes loans held for sale, but excludes allowance for credit losses.

Sterling Bancorp and Subsidiaries
SELECTED FINANCIAL DATA AND PERFORMANCE RATIOS
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Per Common Share Data	9/30/2019	12/31/2019	3/31/2020	6/30/2020	9/30/2020
Basic earnings per share	$0.59	$0.52	$0.06	$0.25	$0.43
Diluted earnings per share	0.59	0.52	0.06	0.25	0.43
Adjusted diluted earnings per share, non-GAAP [1]	0.52	0.54	(0.02)	0.29	0.45
Dividends declared per common share	0.07	0.07	0.07	0.07	0.07
Book value per common share	21.66	22.13	22.04	22.35	22.73
Tangible book value per common share[1]	12.90	13.09	12.83	13.17	13.57
Shares of common stock o/s	202,392,884	198,455,324	194,460,656	194,458,805	194,458,841
Basic weighted average common shares o/s	203,090,365	199,719,747	196,344,061	193,479,757	193,494,929
Diluted weighted average common shares o/s	203,566,582	200,252,542	196,709,038	193,604,431	193,715,943
Performance Ratios (annualized)
Return on average assets	1.61%	1.37%	0.16%	0.64%	1.07%
Return on average equity	10.65	9.18	1.09	4.40	7.24
Return on average tangible assets	1.71	1.45	0.17	0.68	1.14
Return on average tangible common equity	18.56	15.94	1.90	7.73	12.57
Return on average tangible assets, adjusted [1]	1.50	1.51	(0.04)	0.79	1.21
Return on avg. tangible common equity, adjusted [1]	16.27	16.57	(0.49)	9.02	13.37
Operating efficiency ratio, as adjusted [1]	39.1	39.9	42.4	45.1	43.1
Analysis of Net Interest Income
Accretion income on acquired loans	$17,973	$19,497	$10,686	$10,086	$9,172
Yield on loans	4.97%	4.84%	4.47%	4.03%	3.82%
Yield on investment securities - tax equivalent [2]	2.85	2.89	2.96	3.05	3.09
Yield on interest earning assets - tax equivalent [2]	4.50	4.41	4.13	3.79	3.63
Cost of interest bearing deposits	1.16	1.10	1.00	0.61	0.40
Cost of total deposits	0.92	0.89	0.81	0.48	0.31
Cost of borrowings	2.41	2.38	2.49	2.26	1.95
Cost of interest bearing liabilities	1.40	1.28	1.19	0.78	0.53
Net interest rate spread - tax equivalent basis [2]	3.10	3.13	2.94	3.01	3.10
Net interest margin - GAAP basis	3.36	3.37	3.16	3.15	3.19
Net interest margin - tax equivalent basis [2]	3.42	3.42	3.21	3.20	3.24
Capital
Tier 1 leverage ratio - Company [3]	9.78%	9.55%	9.41%	9.51%	9.93%
Tier 1 leverage ratio - Bank only [3]	10.08	10.11	9.99	10.09	10.48
Tier 1 risk-based capital ratio - Bank only [3]	12.74	12.32	12.19	12.24	12.38
Total risk-based capital ratio - Bank only [3]	13.99	13.63	13.80	13.85	13.85
Tangible common equity - Company [1]	9.22	9.03	8.74	8.82	9.15
Condensed Five Quarter Income Statement
Interest and dividend income	$295,209	$295,474	$273,527	$253,226	$244,658
Interest expense	71,888	67,217	61,755	39,927	26,834
Net interest income	223,321	228,257	211,772	213,299	217,824
Provision for credit losses	13,700	10,585	138,280	56,606	30,000
Net interest income after provision for credit losses	209,621	217,672	73,492	156,693	187,824
Non-interest income	51,830	32,381	47,326	26,090	28,225
Non-interest expense	106,455	115,450	114,713	124,881	119,362
Income before income tax expense	154,996	134,603	6,105	57,902	96,687
Income tax expense (benefit)	32,549	27,905	(8,042)	7,110	12,280
Net income	$122,447	$106,698	$14,147	$50,792	$84,407

[1] See a reconciliation of non-GAAP financial measures beginning on page 18.
[2] Tax equivalent basis represents interest income earned on tax exempt securities divided by the applicable federal tax rate of 21%.
[3] Regulatory capital amounts and ratios are preliminary estimates pending filing of the Company’s and Bank’s regulatory reports.

Sterling Bancorp and Subsidiaries
ASSET QUALITY INFORMATION
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Allowance for Credit Losses Roll Forward	9/30/2019	12/31/2019	3/31/2020	6/30/2020	9/30/2020
Balance, beginning of period	$104,664	$104,735	$106,238	$326,444	$365,489
Implementation of CECL accounting standard:
Gross up from purchase credit impaired loans	—	—	22,496	—	—
Transition amount charged to equity	—	—	68,088	—	—
Provision for credit losses - loans	13,700	10,585	136,577	56,606	31,000
Loan charge-offs[1]:
Traditional C&I	(123)	(470)	(298)	(3,988)	(1,089)
Asset-based lending	(9,577)	(5,856)	(985)	(1,500)	(1,297)
Payroll finance	—	(168)	—	(560)	—
Factored receivables	(14)	(68)	(7)	(3,731)	(6,893)
Equipment financing	(2,711)	(1,739)	(4,793)	(7,863)	(42,128)
Commercial real estate	(53)	(583)	(1,275)	(11)	(3,650)
Multi-family	—	—	—	(154)	—
ADC	(6)	—	(3)	(1)	—
Residential mortgage	(1,984)	(334)	(1,072)	(702)	(17,353)
Consumer	(241)	(401)	(1,405)	(172)	(97)
Total charge-offs	(14,709)	(9,619)	(9,838)	(18,682)	(72,507)
Recoveries of loans previously charged-off[1]:
Traditional C&I	136	232	475	116	677
Payroll finance	8	5	9	1	262
Factored receivables	3	9	4	1	185
Equipment financing	422	91	1,105	387	816
Commercial real estate	187	—	60	584	—
Multi-family	90	105	—	1	—
Acquisition development & construction	—	—	105	—	—
Residential mortgage	126	5	—	—	—
Consumer	108	90	1,125	31	21
Total recoveries	1,080	537	2,883	1,121	1,961
Net loan charge-offs	(13,629)	(9,082)	(6,955)	(17,561)	(70,546)
Balance, end of period	$104,735	$106,238	$326,444	$365,489	$325,943
Asset Quality Data and Ratios
Non-performing loans (“NPLs”) non-accrual	$190,011	$179,051	$252,205	$260,333	$180,795
NPLs still accruing	955	110	1,545	272	56
Total NPLs	190,966	179,161	253,750	260,605	180,851
Other real estate owned	13,006	12,189	11,815	8,665	6,919
Non-performing assets (“NPAs”)	$203,972	$191,350	$265,565	$269,270	$187,770
Loans 30 to 89 days past due	$64,756	$52,880	$69,769	$66,268	$68,979
Net charge-offs as a % of average loans (annualized)	0.27%	0.17%	0.13%	0.32%	1.27%
NPLs as a % of total loans	0.92	0.84	1.17	1.17	0.81
NPAs as a % of total assets	0.68	0.63	0.88	0.87	0.61
Allowance for credit losses as a % of NPLs	54.8	59.3	128.6	140.2	180.2
Allowance for credit losses as a % of total loans	0.50	0.50	1.50	1.64	1.46
Special mention loans	$136,972	$159,976	$132,356	$141,805	$204,267
Substandard loans	277,975	295,428	402,393	415,917	375,427
Doubtful loans	—	—	—	—	—

[1] There were no charge-offs or recoveries on warehouse lending or public sector finance loans during the periods presented. There were no asset-based lending recoveries during the periods presented.

Sterling Bancorp and Subsidiaries
Non-GAAP Financial Measures
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	June 30, 2020			September 30, 2020
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Traditional C&I and commercial finance loans	$8,791,024	$84,192	3.85%	$9,133,454	$83,415	3.63%
Commercial real estate (includes multi-family)	10,404,643	106,408	4.11	10,320,930	104,463	4.03
ADC	519,517	5,762	4.46	636,061	6,117	3.83
Commercial loans	19,715,184	196,362	4.01	20,090,445	193,995	3.84
Consumer loans	219,052	2,233	4.10	206,700	2,025	3.90
Residential mortgage loans	2,006,400	21,309	4.25	1,862,390	16,989	3.65
Total gross loans [1]	21,940,636	219,904	4.03	22,159,535	213,009	3.82
Securities taxable	2,507,384	18,855	3.02	2,363,059	18,623	3.14
Securities non-taxable	2,122,672	16,242	3.06	2,029,805	15,515	3.06
Interest earning deposits	455,626	146	0.13	424,249	154	0.14
FHLB and Federal Reserve Bank Stock	213,796	1,490	2.80	186,689	615	1.31
Total securities and other earning assets	5,299,478	36,733	2.79	5,003,802	34,907	2.78
Total interest earning assets	27,240,114	256,637	3.79	27,163,337	247,916	3.63
Non-interest earning assets	3,492,800			3,489,519
Total assets	$30,732,914			$30,652,856
Interest bearing liabilities:
Demand and savings [2] deposits	$7,656,700	$7,224	0.38%	$7,415,818	$4,116	0.22%
Money market deposits	8,035,750	11,711	0.59	8,304,834	8,078	0.39
Certificates of deposit	2,766,580	9,175	1.33	2,559,325	6,057	0.94
Total interest bearing deposits	18,459,030	28,110	0.61	18,279,977	18,251	0.40
Senior notes	127,862	944	2.95	—	—	—
Other borrowings	1,528,844	5,684	1.50	1,303,849	3,378	1.03
Subordinated debentures - Bank	173,265	2,361	5.45	173,328	2,360	5.45
Subordinated debentures - Company	271,045	2,828	4.17	270,764	2,845	4.20
Total borrowings	2,101,016	11,817	2.26	1,747,941	8,583	1.95
Total interest bearing liabilities	20,560,046	39,927	0.78	20,027,918	26,834	0.53
Non-interest bearing deposits	5,004,907			5,385,939
Other non-interest bearing liabilities	703,558			708,665
Total liabilities	26,268,511			26,122,522
Stockholders’ equity	4,464,403			4,530,334
Total liabilities and stockholders’ equity	$30,732,914			$30,652,856
Net interest rate spread [3]			3.01%			3.10%
Net interest earning assets [4]	$6,680,068			$7,135,419
Net interest margin - tax equivalent		216,710	3.20%		221,082	3.24%
Less tax equivalent adjustment		(3,411)			(3,258)
Net interest income		213,299			217,824
Accretion income on acquired loans		10,086			9,172
Tax equivalent net interest margin excluding accretion income on acquired loans		$206,624	3.05%		$211,910	3.10%
Ratio of interest earning assets to interest bearing liabilities	132.5%			135.6%
1 Average balances include loans held for sale and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
Non-GAAP Financial Measures
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	September 30, 2019			September 30, 2020
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Traditional C&I and commercial finance loans	$7,497,861	$95,638	5.06%	$9,133,454	$83,415	3.63%
Commercial real estate (includes multi-family)	9,711,619	118,315	4.83	10,320,930	104,463	4.03
ADC	387,072	5,615	5.76	636,061	6,117	3.83
Commercial loans	17,596,552	219,568	4.95	20,090,445	193,995	3.84
Consumer loans	262,234	3,799	5.75	206,700	2,025	3.90
Residential mortgage loans	2,444,101	31,047	5.08	1,862,390	16,989	3.65
Total gross loans [1]	20,302,887	254,414	4.97	22,159,535	213,009	3.82
Securities taxable	3,189,027	21,977	2.73	2,363,059	18,623	3.14
Securities non-taxable	2,250,859	17,077	3.03	2,029,805	15,515	3.06
Interest earning deposits	304,820	1,802	2.35	424,249	154	0.14
FHLB and Federal Reserve Bank stock	306,801	3,525	4.56	186,689	615	1.31
Total securities and other earning assets	6,051,507	44,381	2.91	5,003,802	34,907	2.78
Total interest earning assets	26,354,394	298,795	4.50	27,163,337	247,916	3.63
Non-interest earning assets	3,393,209			3,489,519
Total assets	$29,747,603			$30,652,856
Interest bearing liabilities:
Demand and savings [2] deposits	$6,472,626	$13,033	0.80%	$7,415,818	$4,116	0.22%
Money market deposits	7,341,822	22,426	1.21	8,304,834	8,078	0.39
Certificates of deposit	2,710,179	12,871	1.88	2,559,325	6,057	0.94
Total interest bearing deposits	16,524,627	48,330	1.16	18,279,977	18,251	0.40
Senior notes	173,750	1,369	3.15	—	—	—
Other borrowings	3,526,009	19,832	2.23	1,303,849	3,378	1.03
Subordinated debentures - Bank	173,081	2,357	5.45	173,328	2,360	5.45
Subordinated debentures - Company	—	—	—	270,764	2,845	4.20
Total borrowings	3,872,840	23,558	2.41	1,747,941	8,583	1.95
Total interest bearing liabilities	20,397,467	71,888	1.40	20,027,918	26,834	0.53
Non-interest bearing deposits	4,225,258			5,385,939
Other non-interest bearing liabilities	635,711			708,665
Total liabilities	25,258,436			26,122,522
Stockholders’ equity	4,489,167			4,530,334
Total liabilities and stockholders’ equity	$29,747,603			$30,652,856
Net interest rate spread [3]			3.10%			3.10%
Net interest earning assets [4]	$5,956,927			$7,135,419
Net interest margin - tax equivalent		226,907	3.42%		221,082	3.24%
Less tax equivalent adjustment		(3,586)			(3,258)
Net interest income		223,321			217,824
Accretion income on acquired loans		17,973			9,172
Tax equivalent net interest margin excluding accretion income on acquired loans		$208,934	3.15%		$211,910	3.10%
Ratio of interest earning assets to interest bearing liabilities	129.2%			135.6%
1 Average balances include loans held for sale and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
Non-GAAP Financial Measures
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 23.
	As of and for the Quarter Ended
	9/30/2019	12/31/2019	3/31/2020	6/30/2020	9/30/2020

The following table shows the reconciliation of pretax pre-provision net revenue to adjusted pretax pre-provision net revenue[1]:

Net interest income	$223,321	$228,257	$211,772	$213,299	$217,824
Non-interest income	51,830	32,381	47,326	26,090	28,225
Total net revenue	275,151	260,638	259,098	239,389	246,049
Non-interest expense	106,455	115,450	114,713	124,881	119,362
Pretax pre-provision net revenue	168,696	145,188	144,385	114,508	126,687

Adjustments:
Accretion income	(17,973)	(19,497)	(10,686)	(10,086)	(9,172)
Net (gain) loss on sale of securities	(6,882)	76	(8,412)	(485)	(642)
Net (gain) loss on termination of Astoria defined benefit pension plan	(12,097)	280	—	—	—
Loss on extinguishment of debt	—	—	744	9,723	6,241
Charge for asset write-downs, systems integration, retention and severance	—	5,133	—	—	—
Amortization of non-compete agreements and acquired customer list intangible assets	200	200	172	172	172
Adjusted pretax pre-provision net revenue	$131,944	$131,380	$126,203	$113,832	$123,286

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 23.
	As of and for the Quarter Ended
	9/30/2019	12/31/2019	3/31/2020	6/30/2020	9/30/2020

The following table shows the reconciliation of stockholders’ equity to tangible common equity and the tangible common equity ratio2:

Total assets	$30,077,665	$30,586,497	$30,335,036	$30,839,893	$30,617,722
Goodwill and other intangibles	(1,772,963)	(1,793,846)	(1,789,646)	(1,785,446)	(1,781,246)
Tangible assets	28,304,702	28,792,651	28,545,390	29,054,447	28,836,476
Stockholders’ equity	4,520,967	4,530,113	4,422,424	4,484,187	4,557,785
Preferred stock	(137,799)	(137,581)	(137,363)	(137,142)	(136,917)
Goodwill and other intangibles	(1,772,963)	(1,793,846)	(1,789,646)	(1,785,446)	(1,781,246)
Tangible common stockholders’ equity	2,610,205	2,598,686	2,495,415	2,561,599	2,639,622
Common stock outstanding at period end	202,392,884	198,455,324	194,460,656	194,458,805	194,458,841
Common stockholders’ equity as a % of total assets	14.57%	14.36%	14.13%	14.10%	14.44%
Book value per common share	$21.66	$22.13	$22.04	$22.35	$22.73
Tangible common equity as a % of tangible assets	9.22%	9.03%	8.74%	8.82%	9.15%
Tangible book value per common share	$12.90	$13.09	$12.83	$13.17	$13.57

The following table shows the reconciliation of reported return on average tangible common equity and adjusted return on average tangible common equity[3]:

Average stockholders’ equity	$4,489,167	$4,524,417	$4,506,537	$4,464,403	$4,530,334
Average preferred stock	(137,850)	(137,698)	(137,579)	(137,361)	(137,139)
Average goodwill and other intangibles	(1,776,118)	(1,780,102)	(1,792,400)	(1,788,200)	(1,784,016)
Average tangible common stockholders’ equity	2,575,199	2,606,617	2,576,558	2,538,842	2,609,179
Net income available to common	120,465	104,722	12,171	48,820	82,438
Net income, if annualized	477,932	415,473	48,951	196,353	327,960
Reported return on avg tangible common equity	18.56%	15.94%	1.90%	7.73%	12.57%
Adjusted net income (loss) (see reconciliation on page 20)	$105,629	$108,855	$(3,124)	$56,926	$87,682
Annualized adjusted net income (loss)	419,072	431,870	(12,565)	228,955	348,822
Adjusted return on average tangible common equity	16.27%	16.57%	(0.49)%	9.02%	13.37%

The following table shows the reconciliation of reported return on average tangible assets and adjusted return on average tangible assets[4]:

Average assets	$29,747,603	$30,349,691	$30,484,433	$30,732,914	$30,652,856
Average goodwill and other intangibles	(1,776,118)	(1,780,102)	(1,792,400)	(1,788,200)	(1,784,016)
Average tangible assets	27,971,485	28,569,589	28,692,033	28,944,714	28,868,840
Net income available to common	120,465	104,722	12,171	48,820	82,438
Net income, if annualized	477,932	415,473	48,951	196,353	327,960
Reported return on average tangible assets	1.71%	1.45%	0.17%	0.68%	1.14%
Adjusted net income (loss) (see reconciliation on page 20)	$105,629	$108,855	$(3,124)	$56,926	$87,682
Annualized adjusted net income (loss)	419,072	431,870	(12,565)	228,955	348,822
Adjusted return on average tangible assets	1.50%	1.51%	(0.04)%	0.79%	1.21%

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 23.
	As of and for the Quarter Ended
	9/30/2019	12/31/2019	3/31/2020	6/30/2020	9/30/2020
The following table shows the reconciliation of the reported operating efficiency ratio and adjusted operating efficiency ratio[5]:

Net interest income	$223,321	$228,257	$211,772	$213,299	$217,824
Non-interest income	51,830	32,381	47,326	26,090	28,225
Total revenue	275,151	260,638	259,098	239,389	246,049
Tax equivalent adjustment on securities	3,586	3,463	3,454	3,411	3,258
Net (gain) loss on sale of securities	(6,882)	76	(8,412)	(485)	(642)
(Gain) loss on termination of pension plan	(12,097)	280	—	—	—
Depreciation of operating leases	—	—	(3,492)	(3,136)	(3,130)
Adjusted total revenue	259,758	264,457	250,648	239,179	245,535
Non-interest expense	106,455	115,450	114,713	124,881	119,362
Charge for asset write-downs, systems integration, retention and severance	—	(5,133)	—	—	—
Loss on extinguishment of borrowings	—	—	(744)	(9,723)	(6,241)
Depreciation of operating leases	—	—	(3,492)	(3,136)	(3,130)
Amortization of intangible assets	(4,785)	(4,785)	(4,200)	(4,200)	(4,200)
Adjusted non-interest expense	101,670	105,532	106,277	107,822	105,791
Reported operating efficiency ratio	38.7%	44.3%	44.3%	52.2%	48.5%
Adjusted operating efficiency ratio	39.1	39.9	42.4	45.1	43.1

The following table shows the reconciliation of reported net income (GAAP) and earnings per share to adjusted net income available to common stockholders (non-GAAP) and adjusted diluted earnings per share(non-GAAP)[6]:

Income before income tax expense	$154,996	$134,603	$6,105	$57,902	$96,687
Income tax expense (benefit)	32,549	27,905	(8,042)	7,110	12,280
Net income (GAAP)	122,447	106,698	14,147	50,792	84,407
Adjustments:
Net (gain) loss on sale of securities	(6,882)	76	(8,412)	(485)	(642)
(Gain) loss on termination of pension plan	(12,097)	280	—	—	—
Loss on extinguishment of debt	—	—	744	9,723	6,241
Charge for asset write-downs, systems integration, retention and severance	—	5,133	—	—	—
Amortization of non-compete agreements and acquired customer list intangible assets	200	200	172	172	172
Total pre-tax adjustments	(18,779)	5,689	(7,496)	9,410	5,771
Adjusted pre-tax income (loss)	136,217	140,292	(1,391)	67,312	102,458
Adjusted income tax expense (benefit)	28,606	29,461	(243)	8,414	12,807
Adjusted net income (loss) (non-GAAP)	107,611	110,831	(1,148)	58,898	89,651
Preferred stock dividend	1,982	1,976	1,976	1,972	1,969
Adjusted net income (loss) available to common stockholders (non-GAAP)	$105,629	$108,855	$(3,124)	$56,926	$87,682

Weighted average diluted shares	203,566,582	200,252,542	196,709,038	193,604,431	193,715,943
Reported diluted EPS (GAAP)	$0.59	$0.52	$0.06	$0.25	$0.43
Adjusted diluted EPS (non-GAAP)	0.52	0.54	(0.02)	0.29	0.45

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 23.
	For the Nine Months Ended September 30,
	2019	2020
The following table shows the reconciliation of reported net income (GAAP) and earnings per share to adjusted net income available to common stockholders (non-GAAP) and adjusted diluted earnings per share (non-GAAP)[6]:

Income before income tax expense	$405,364	$160,694
Income tax expense (benefit)	85,020	11,348
Net income (GAAP)	320,344	149,346

Adjustments:
Net loss (gain) on sale of securities	6,830	(9,539)
Net (gain) on termination of pension plan	(12,097)	—
Net (gain) on sale or residential mortgage loans	(8,313)	—
Impairment related to financial centers and real estate consolidation strategy	14,398	—
Charge for asset write-downs, systems integration, retention and severance	3,344	—
(Gain) loss on extinguishment of borrowings	(46)	16,713
Amortization of non-compete agreements and acquired customer list intangible assets	641	515
Total pre-tax adjustments	4,757	7,689
Adjusted pre-tax income	410,121	168,383
Adjusted income tax expense	86,125	21,048
Adjusted net income (non-GAAP)	$323,996	$147,335
Preferred stock dividend	5,958	5,917
Adjusted net income available to common stockholders (non-GAAP)	$318,038	$141,418

Weighted average diluted shares	208,108,575	194,677,020
Diluted EPS as reported (GAAP)	$1.51	$0.74
Adjusted diluted EPS (non-GAAP)	1.53	0.73

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend below.
	For the Nine Months Ended September 30,
	2019	2020
The following table shows the reconciliation of reported return on average tangible common equity and adjusted return on average tangible common equity[3]:
Average stockholders’ equity	$4,443,112	$4,500,534
Average preferred stock	(138,111)	(137,359)
Average goodwill and other intangibles	(1,771,242)	(1,788,190)
Average tangible common stockholders’ equity	2,533,759	2,574,985
Net income available to common stockholders	$314,386	$143,429
Net income available to common stockholders, if annualized	420,333	191,588
Reported return on average tangible common equity	16.59%	7.44%
Adjusted net income available to common stockholders (see reconciliation on page 21)	$318,038	$141,418
Adjusted net income available to common stockholders, if annualized	425,215	188,902
Adjusted return on average tangible common equity	16.78%	7.34%
The following table shows the reconciliation of reported return on avg tangible assets and adjusted return on avg tangible assets[4]:
Average assets	$30,066,118	$30,623,508
Average goodwill and other intangibles	(1,771,242)	(1,788,190)
Average tangible assets	28,294,876	28,835,318
Net income available to common stockholders	314,386	143,429
Net income available to common stockholders, if annualized	420,333	191,588
Reported return on average tangible assets	1.49%	0.66%
Adjusted net income available to common stockholders (see reconciliation on page 21)	$318,038	$141,418
Adjusted net income available to common stockholders, if annualized	425,215	188,902
Adjusted return on average tangible assets	1.50%	0.66%
The following table shows the reconciliation of the reported operating efficiency ratio and adjusted operating efficiency ratio[5]:
Net interest income	$690,666	$642,895
Non-interest income	98,485	101,641
Total revenues	789,151	744,536
Tax equivalent adjustment on securities	11,369	10,124
Net loss (gain) on sale of securities	6,830	(9,539)
Net (gain) on termination of pension plan	(12,097)	—
(Gain) on sale of residential mortgage loans	(8,313)	—
Depreciation of operating leases	—	(9,758)
Adjusted total net revenue	786,940	735,363
Non-interest expense	348,387	358,956
Charge for asset write-downs, system integration, retention and severance	(3,344)	—
Impairment related to financial centers and real estate consolidation strategy	(14,398)	—
Gain (loss) on extinguishment of borrowings	46	(16,713)
Depreciation of operating leases	—	(9,758)
Amortization of intangible assets	(14,396)	(12,600)
Adjusted non-interest expense	$316,295	$319,885
Reported operating efficiency ratio	44.1%	48.2%
Adjusted operating efficiency ratio	40.2%	43.5%

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The non-GAAP/as adjusted measures presented above are used by our management and the Company’s Board of Directors on a regular basis in addition to our GAAP results to facilitate the assessment of our financial performance and to assess our performance compared to our annual budget and strategic plans. These non-GAAP/adjusted financial measures complement our GAAP reporting and are presented above to provide investors, analysts, regulators and others information that we use to manage and evaluate our performance each period. This information supplements our GAAP reported results, and should not be viewed in isolation from, or as a substitute for, our GAAP results. When non-GAAP/adjusted measures are impacted by income tax expense, we present the pre-tax amount for the income and expense items that result in the non-GAAP adjustments and present the income tax expense impact at the effective tax rate in effect for the period presented.

1 Pretax pre-provision net revenue is a non-GAAP financial measure calculated by summing our GAAP net interest income plus GAAP non-interest income minus our GAAP non-interest expense and eliminating provision for credit losses and income taxes. We believe the use of pretax pre-provision net revenue provides useful information to readers of our financial statements because it enables an assessment of our ability to generate earnings to cover credit losses through a credit cycle. Adjusted PPNR includes the adjustments we make for adjusted earnings and excludes accretion income. We believe adjusted PPNR supplements our PPNR calculation. We use this calculation to assess our performance in the current operating environment.

2 Stockholders’ equity as a percentage of total assets, book value per common share, tangible common equity as a percentage of tangible assets and tangible book common value per share provides information to help assess our capital position and financial strength. We believe tangible book measures improve comparability to other banking organizations that have not engaged in acquisitions that have resulted in the accumulation of goodwill and other intangible assets.

3 Reported return on average tangible common equity and adjusted return on average tangible common equity measures provide information to evaluate the use of our tangible common equity.

4 Reported return on average tangible assets and adjusted return on average tangible assets measures provide information to help assess our profitability.

5 The reported operating efficiency ratio is a non-GAAP measure calculated by dividing our GAAP non-interest expense by the sum of our GAAP net interest income plus GAAP non-interest income. The adjusted operating efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense adjusted for intangible asset amortization and certain expenses generally associated with discrete merger transactions and non-recurring strategic plans by the sum of net interest income plus non-interest income plus the tax equivalent adjustment on securities income and elimination of the impact of gain or loss on sale of securities. The adjusted operating efficiency ratio is a measure we use to assess our operating performance.

6 Adjusted net income available to common stockholders and adjusted diluted earnings per share present a summary of our earnings, which includes adjustments to exclude certain revenues and expenses (generally associated with discrete merger transactions and non-recurring strategic plans) to help in assessing our profitability.